UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)

4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements with Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements with Certain Officers
Fiscal 2008 Bonus Plan
On February 26, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of NuVasive, Inc. (the “Company”) adopted metrics pursuant to which performance bonuses for fiscal year 2008 may be awarded to certain of the Company’s key employees, including each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K).
The named executive officers will be eligible for the following target performance bonuses upon the Company’s achievement of the specified performance milestones:

		Target Bonus as
		a Percentage of
Name	Position	Salary
Alexis V. Lukianov	Chairman and Chief Executive Officer	75%
Keith C. Valentine	President and Chief Operating Officer	75%
Kevin C. O’Boyle	Executive Vice President and Chief Financial Officer	50%
Patrick Miles	Executive Vice President, Marketing and Product Development	75%
Jeffrey Rydin	Senior Vice President, U.S. Sales	75%
The Committee will have the discretion, based on personal and/or Company performance, to (i) award performance bonuses even if the Company does not achieve the specified performance milestones or (ii) award performance bonuses in excess of the target performance bonus if the specified performance milestones are achieved or surpassed.
Fiscal 2007 Bonus Awards
In addition, the Committee awarded the following performance bonuses, in accordance with the metrics previously adopted by the Committee, to the Company’s named executive officers with respect to fiscal 2007:

		Fiscal
Name	Position	2007 Bonus
Alexis V. Lukianov	Chairman and Chief Executive Officer	$500,000
Keith C. Valentine	President and Chief Operating Officer	$375,000
Kevin C. O’Boyle	Executive Vice President and Chief Financial Officer	$240,000
Patrick Miles	Executive Vice President, Marketing and Product Development	$300,000
Jeffrey Rydin	Senior Vice President, U.S. Sales	$275,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: February 28, 2008	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer